                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 and related Prospectus of Per-Se Technologies, Inc. for the registration of $125,000,000 of 3.25% convertible subordinated debentures due 2024 and shares of its common stock and to the incorporation by reference therein of our reports dated March 15, 2005, with respect to the consolidated financial statements and schedule of Per-Se Technologies, Inc., Per-Se Technologies, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Per-Se Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP


Atlanta, Georgia
June 15, 2005